Exhibit 99.2

FOR IMMEDIATE RELEASE FOR MORE INFORMATION CONTACT:	Frank Leto, President, CEO 610.581.4730 Tina S. McDonald, SVP 610.581.4875

Bryn Mawr Trust Expands Management Team

by Appointing Kevin Tylus

As President of Bryn Mawr Trust Banking Division

Bryn Mawr, Pa., December 15, 2017 – Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (”BMT”), has announced the expansion of their management team and appoints Kevin Tylus as President of BMT’s Banking Division effective December 15, 2017. Mr. Tylus was also appointed to the Board of Directors for Bryn Mawr Trust and will serve as a member on both the Risk Management and Wealth Committees. Mr. Tylus will report directly to President and Chief Executive Officer of Bryn Mawr Bank Corp., Frank Leto.

"Kevin is a proven leader with many years of experience in the financial services industry, having served in key leadership and community development capacities. BMT is thrilled to welcome him in a new role as the President of Bryn Mawr Trust’s Banking Division and we look forward to leveraging his expertise as a member of our Board of Directors,” said Frank Leto. “He will be integral in BMT’s growth and expansion into new markets while also leading our efforts to build and enhance our unique customer experience.”

Mr. Tylus added, “Bryn Mawr Trust has a wonderful reputation, a long history of success and a very strong market presence within Philadelphia and surrounding counties. Now with the Royal Bank acquisition complete, I am looking forward to our final systems conversion and focusing my attention on the newly combined BMT and Royal Banking team to capitalize on the strengths of our organization.”

Mr. Tylus served as President and CEO of Royal Bank America from 2012 until Bryn Mawr Bank Corporation’s acquisition of Royal Bank America on December 15, 2017. At Royal Bank, Mr. Tylus formed an executive team and executed a strategy that restored the bank from sustained recessionary losses to consistent profitability and growth. In 2016, Mr. Tylus received an “Outstanding CEO Award” from the Philadelphia Business Journal. Prior to Royal Bank, he served at PNC as Regional President of its Central New Jersey region, where he oversaw a market which represented 120 branches. He joined PNC from his role as President of Yardville National Bank, where he also served as a Board of Director for twelve years. Prior to joining Yardville, Mr. Tylus held progressively-responsible leadership positions in the financial services, insurance, and healthcare industries. Early in his career, Mr. Tylus was a management consultant with Touche Ross (now Deloitte Touche) where he became a Partner.

Bryn Mawr Trust Expands Management Team
by Appointing Kevin Tylus As President of
Bryn Mawr Trust Banking Division Page 2

He received his bachelor’s degree from Gettysburg College in Gettysburg, Pa., where he serves as a Trustee and earned an MBA in finance from La Salle College in Philadelphia, Pa. He is a past member of the Franklin & Marshall College Leadership Council, the Chair of The Hun School of Princeton Board of Trustees and an active leader and influential voice for various community organizations. He resides in Somerset County, NJ with his wife Ginger.

Bryn Mawr Bank Corporation (NASDAQ: BMTC), including its principal subsidiary, The Bryn Mawr Trust Company (founded in 1889; headquartered in Bryn Mawr, Pa.), is a locally managed financial services company providing retail and commercial banking, trust administration and wealth management, and insurance solutions. Bryn Mawr Bank Corporation has $4.3 billion in corporate assets and $12.4 billion in wealth assets under management, administration, supervision, and brokerage. BMT operates 37 full service retail bank locations, 25 trading under the BMT Bryn Mawr Trust and 12 under Royal Bank, located in Montgomery, Chester, Delaware, Philadelphia and Berks Counties in Pennsylvania, Camden County in New Jersey and New Castle County in Delaware. For more information please visit bmtc.com.

FORWARD-LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; our ability to complete anticipated acquisitions and any material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

Bryn Mawr Trust Expands Management Team
by Appointing Kevin Tylus As President of
Bryn Mawr Trust Banking Division Page 3

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

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